UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2020

Essential Utilities, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue Bryn Mawr, Pennsylvania	19010-3489
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 527-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.50 par value	WTRG	New York Stock Exchange
6.00% Tangible Equity Units	WTRU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Forward Sale Agreement

On August 11, 2020, Essential Utilities, Inc., a Pennsylvania corporation (“Essential”), entered into a forward sale agreement (the “Forward Sale Agreement”) with Royal Bank of Canada (acting through its agent, RBC Capital Markets, LLC), in its capacity as forward purchaser (the “Forward Purchaser”), relating to 6,700,000 shares of Essential’s common stock, par value $0.50 per share. In connection with the Forward Sale Agreement, Essential entered into an Underwriting Agreement (the “Underwriting Agreement”) with the Forward Purchaser, Royal Bank of Canada (acting through its agent, RBC Capital Markets, LLC), acting in its capacity as Forward Seller (the “Forward Seller”), and RBC Capital Markets, LLC, as the underwriter (the “Underwriter”), pursuant to which the Forward Seller sold to the Underwriter an aggregate of 6,700,000 shares of Essential common stock. As contemplated by the Forward Sale Agreement, the Forward Seller borrowed from third parties all such shares of common stock.

The Forward Sale Agreement provides for settlement on a settlement date or dates to be specified at Essential’s discretion on or prior to August 10, 2021. On a settlement date or dates, if Essential decides to physically settle the Forward Sale Agreement, it will issue shares of common stock to the Forward Purchaser at the then-applicable forward sale price. The forward sale price will initially be $46.00 per share. The Forward Sale Agreement provides that the initial forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be decreased by an amount per share specified in the Forward Sale Agreement on each of certain dates specified in the Forward Sale Agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

Except under limited circumstances described below, Essential has the right to elect physical settlement, net share settlement or cash settlement under the Forward Sale Agreement for all or a portion of its obligations under the Forward Sale Agreement. If Essential decides to physically settle or net share settle the Forward Sale Agreement, delivery of shares of common stock by Essential to the Forward Purchaser upon any physical settlement or net share settlement of the Forward Sale Agreement will result in dilution to Essential’s earnings per share. If Essential elects cash or net share settlement for all or a portion of the shares of common stock underlying the Forward Sale Agreement, Essential would expect the Forward Purchaser or one of its affiliates to repurchase a number of shares of common stock equal to the portion for which Essential elects cash or net share settlement in order to satisfy its obligation to return the shares of common stock the Forward Purchaser or its affiliate had borrowed in connection with sales of common stock and, if applicable in connection with net share settlement, to deliver shares of common stock to Essential. If the market value of common stock at the time of such purchase is above the forward sale price at that time, Essential will pay or deliver, as the case may be, to the Forward Purchaser under the Forward Sale Agreement, an amount in cash, or a number of shares of common stock with a market value, equal to such difference. Conversely, if the market value of common stock at the time of such purchase is below the forward sale price at that time, the Forward Purchaser will pay or deliver, as the case may be, to Essential under the Forward Sale Agreement, an amount in cash, or a number of shares of common stock with a market value, equal to such difference.

In certain circumstances, the Forward Purchaser will have the right to accelerate the Forward Sale Agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require Essential to physically settle the Forward Sale Agreement on a date specified by the Forward Purchaser. These circumstances include:

•

in the commercially reasonable judgment of the Forward Purchaser, it or its affiliate is unable to hedge its exposure to the transactions contemplated by the Forward Sale Agreement because of the lack of sufficient shares of Essential’s common stock being made available for borrowing by stock lenders or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•

Essential declares any dividend, issue or distribution on shares of common stock (i) payable in cash in excess of a specified amount or that otherwise constitutes an extraordinary dividend under the Forward Sale Agreement, (ii) payable in securities of another company as a result of a spin-off or similar transaction, (iii) of any other type of securities (other than Essential’s common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by the Forward Purchaser or (iv) any other special dividend or distribution that is outside the normal course of Essential’s operations of normal dividend policies or practices;

•	certain ownership thresholds applicable to the Forward Purchaser are exceeded;

•

an event is announced that, if consummated, would result in an extraordinary event (as defined in the Forward Sale Agreement) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of Essential’s common stock (each as more fully described in the Forward Sale Agreement); or

•

certain other events of default or termination events occur, including, among other things, any material misrepresentation made by Essential in connection with its entry into the Forward Sale Agreement, its bankruptcy or certain changes in law (each as more fully described in the Forward Sale Agreement).

The foregoing description of the Forward Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Forward Sale Agreement, which is filed as Exhibit 1.1 hereto incorporated by reference herein.

Underwriting Agreement

On August 11, 2020, Essential entered into the Underwriting Agreement with the Underwriter, the Forward Purchaser and the Forward Seller, relating to the registered public offering and sale of 6,700,000 shares of common stock on a forward basis (the “Offering”).

Prior to the closing of the Offering, the Forward Seller borrowed 6,700,000 shares of common stock from third parties and, at the closing of the Offering, on August 13, 2020, sold such shares to the Underwriter. Essential did not receive any proceeds from the sale of common stock by the Forward Seller to the Underwriter.

The description of the Underwriting Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Underwriting Agreement, which is filed as Exhibit 1.2 hereto and incorporated by reference herein.

All of the shares of common stock offered and sold in the Offering were registered pursuant to Essential’s registration statement (the “Registration Statement”) previously filed with the Securities and Exchange Commission on Form S-3 (File No. 333-223306).

This Current Report on Form 8-K is being filed to file certain documents in connection with the Offering as exhibits to the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

Exhibit 1.1	Registered Forward Confirmation, dated August 11, 2020, between Essential Utilities, Inc. and Royal Bank of Canada (acting through its agent, RBC Capital Markets, LLC).

Exhibit 1.2	Underwriting Agreement, dated August 11, 2020, among Essential Utilities, Inc., Royal Bank of Canada (acting through its agent, RBC Capital Markets, LLC), in its capacity as Forward Purchaser and Forward Seller and RBC Capital Markets, LLC, as the Underwriter named therein.

Exhibit 5.1	Opinion of Ballard Spahr LLP relating to the Common Stock.

Exhibit 23.1	Consent (included as part of Exhibit 5.1).

104	Cover Page Interactive Data File (formatted in inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2020	Essential Utilities, Inc.

	By:	/s/ Christopher P. Luning
Christopher P. Luning
Executive Vice President, General Counsel and Secretary